        P1

                                                           Exhibit 99.5
                                                           ------------


       UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF
                  UNION PACIFIC CORPORATION (UP)


   The unaudited pro forma combined financial statements of UP included herein have been prepared by UP to reflect four events: (i) the September 15, 1995 purchase of 25 percent of the outstanding shares of Southern Pacific Rail Corporation (SP) at $25.00 per share; (ii) the September 11, 1996 purchase of the remaining 75 percent of the outstanding shares of SP (15 percent at $25.00 per share in cash and the exchange of the remaining 60 percent of the outstanding shares of SP for UP common stock at a conversion ratio of 0.4065 shares of UP common stock per share of SP common stock); (iii) the October 15, 1996 distribution to UP stockholders of UP's remaining interest in Union Pacific Resources Group Inc. (Resources) common stock (the Spin-Off), and (iv) the pro forma full year effect on 1995 of UP's acquisition of Chicago and North Western Transportation Company (CNW) in April 1995. The SP and Spin-Off transactions are reflected in the pro forma combined balance sheet as if they occurred on June 30, 1996 and the SP, CNW and Spin-Off transactions are reflected in the pro forma combined statements of income as if they each occurred at the beginning of the earliest period presented with the pro forma affects rolled forward through the subsequent period.

   The acquisition of SP has been accounted for under the purchase method.
The pro forma combined adjustments do not reflect synergies, and accordingly, do not account for any potential increases in revenue or operating income, any estimated cost savings or adjustments to conform accounting practices or any one-time UP costs associated with the elimination of its duplicate facilities and payments to employees (see notes to pro forma combined financial statements).

   The unaudited pro forma combined financial statements are prepared for illustrative purposes only and are based on the assumptions set forth in the notes to such statements. The unaudited pro forma financial statements are not necessarily indicative of the financial position or results of operations that might have occurred had the applicable transactions actually taken place on the dates indicated, or of future results of operations or financial position of the combined entities.

   The unaudited pro forma combined financial statements are based on the historical consolidated financial statements of UP, SP and CNW and should be read in conjunction with such historical financial statements and the notes thereto.

       P2

                             PRO FORMA COMBINED STATEMENT OF INCOME
                              For the Year Ended December 31, 1995
                            (In millions, except per share amounts)

                                     CNW                                                SP
                     UP          Acquisition     Spin-Off       UP         SP       Acquisition     UP/SP
                     Historical  Adjustments(A) Adjustments  Pro Forma  Historical  Adjustments   Pro Forma
                     -------------------------------------------------------------------------------------
Operating Revenues     $7,486        $395          $          $7,881     $3,151         $          $11,032
                     _____________________________________________________________________________________

Operating Expenses:
 Salaries, wages and
   benefits             2,826         151            (7)(N)    2,970      1,120                      4,090
 Equipment and other
   rents                  769          51                        820        324                      1,144
 Depreciation and
   amortization           642          38                        680        161           101 (H)      942
 Fuel and utilities       574          28                        602        262                        864
 Materials and
  supplies                377          28                        405        174                        579
 Special charge            --          --                         --         65                         65
 Other costs              957          28                        985        896                      1,881
                     _____________________________________________________________________________________
  Total                 6,145         324            (7)       6,462      3,002           101        9,565
                     _____________________________________________________________________________________
Operating Income        1,341          71             7        1,419        149          (101)       1,467
                     _____________________________________________________________________________________
Gains from Sale
 of Property               76          --                         76         31           (31)(I)       76
Other Income, Net          65         (11)          (12)(D)       42        (34)                         8
Interest Expense         (450)        (61)           82 (E)     (429)      (145)          (89)(J)
                                                                                           17 (K)     (646)
Corporate Expenses        (99)         --             5 (F)      (94)        --                        (94)
                     _____________________________________________________________________________________
Income before
 Income Taxes             933          (1)           82        1,014          1          (204)         811
Income Taxes             (314)          2           (31)(G)     (343)        (4)           77 (G)     (270)
                     _____________________________________________________________________________________
Income (Loss) from
 Continuing
 Operations            $  619        $  1          $ 51       $  671     $   (3)        $(127)     $   541
                     =====================================================================================
Earnings Per Share:

Income (loss) from
 continuing operations $ 3.01                                 $ 3.26     $(0.02)                   $  2.22

Number of shares used in
 the computation of
 earnings per share     205.8                                  205.8      156.1                      243.9 (L)

               See Notes to the Pro Forma Combined Financial Statements of UP.

       P3

                              PRO FORMA COMBINED STATEMENT OF INCOME
                               For the Six Months Ended June 30, 1996
                              (In millions, except per share amounts)

                                                                                   SP
                                   UP        Spin-Off       UP          SP      Acquisition     UP/SP
                                Historical  Adjustments  Pro Forma  Historical  Adjustments   Pro Forma
                               ________________________________________________________________________
Operating Revenues                $3,980    $             $3,980      $1,614      $ (9)(Q)       $5,585
                               ________________________________________________________________________

Operating Expenses:
 Salaries, wages and benefits      1,517         (4)(N)    1,513         564                      2,077
 Equipment and other rents           441                     441         166                        607
 Depreciation and amortization       346                     346          87        50(H)           483
 Fuel and utilities                  344                     344         146                        490
 Materials and supplies              227                     227          67                        294
 Other costs                         451                     451         475                        926
                               ________________________________________________________________________

  Total                            3,326         (4)       3,322       1,505        50            4,877
                               ________________________________________________________________________
Operating Income                     654          4          658         109       (59)             708
                               ________________________________________________________________________

Gain on the Sale of Property          12                      12          42       (42)(I)           12
Other Income, Net                     38        (25)(D)       13         (24)                       (11)
Interest Expense                    (231)        18 (M)     (213)        (88)      (25)(J)
                                                                                     9 (K)         (317)
Corporate Expenses                   (51)                    (51)                                   (51)
                               ________________________________________________________________________

Income before Income Taxes           422         (3)         419          39      (117)             341
Income Taxes                        (129)         1 (G)     (128)        (15)       41 (G)         (102)
                               ________________________________________________________________________

Income from Continuing
 Operations                       $  293       $ (2)      $  291      $   24     $ (76)          $  239
                               ========================================================================
Earnings Per Share:

 Income from continuing
  operations                      $ 1.42                  $ 1.41      $ 0.15                     $ 0.98

 Number of shares used in
  the computation of
  earnings per share               206.4                   206.4       156.2                      244.5 (L)



               See Notes to the Pro Forma Combined Financial Statements of UP.

       P4

                                  PRO FORMA COMBINED BALANCE SHEET
                                        As of June 30, 1996
                                      (In millions, unaudited)

                                                                 SP
                                                            Purchase Price     UP/SP     Spin-Off   Combined
                              Historical UP  Historical SP    Allocation     Pro Forma  Adjustment  Pro Forma
                              _______________________________________________________________________________
Assets
Current assets:
 Cash and cash equivalents         $    73        $  130       $              $   203     $           $   203
 Notes receivable                      653             7                          660       (650)(M)       10
 Other current assets                  867           393                        1,260                   1,260
                              _______________________________________________________________________________
    Total current assets             1,593           530                        2,123       (650)       1,473

Investments, net                     1,421            --         (985)(O)         436                     436
Properties, net                     14,339         4,103        5,707 (O)      24,149                  24,149
Net assets of discontinued
 operations (D)                      1,419            --                        1,419     (1,419)(P)       --
Excess acquisition costs               712            --                          712                     712
Other assets                           265           164                          429                     429
                              _______________________________________________________________________________
 Total assets                      $19,749        $4,797       $4,722         $29,268    $(2,069)     $27,199
                              _______________________________________________________________________________

Liabilities and Stockholders' Equity

Current liabilities:
 Other current liabilities         $ 1,782        $  930       $  484 (O)     $ 3,196                 $ 3,196
 Debt due within one year              232            57                          289                     289
                              _______________________________________________________________________________
  Total current liabilities          2,014           987          484           3,485                   3,485

Debt due after one year              5,923         1,777          586 (O)
                                                                   37 (O)
                                                                  201 (K)       8,524       (650)(M)    7,874
Deferred income taxes                3,712           237        1,842 (O)       5,791         34 (N)    5,825
Minority interest - Resources          236            --                          236       (236)(P)       --
Other liabilities                    1,268           711          162 (O)
                                                                   19 (K)       2,160        (89)(N)    2,071
Stockholders' equity                 6,596         1,085       (1,085)(O)
                                                                2,476 (O)       9,072     (1,128)(P)    7,944
                               ______________________________________________________________________________
 Total liabilities and
  stockholders'equity              $19,749        $4,797       $4,722         $29,268    $(2,069)     $27,199
                               ==============================================================================

               See Notes to the Pro Forma Combined Financial Statements of UP.

       P5

            NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
            ----------------------------------------------------------

(A)  On April 24, 1995, Union Pacific Corporation (UP) acquired the remaining
71.6 percent of Chicago and North Western Transportation Company's (CNW) outstanding common stock not previously owned by UP for $1,170 million. The acquisition of CNW has been accounted for as a purchase and CNW's results have been consolidated into UP's historical 1995 results as of May 1, 1995.

The following shows CNW's historically reported amounts plus pro forma adjustments for the period January 1, 1995 through April 30, 1995, which are included in the pro forma combined financial statements as an adjustment to reflect the annualization of the impact the CNW acquisition would have had on UP's 1995 operating results:



            For the Period January 1, 1995 through April 30, 1995
            -----------------------------------------------------
                           (In Millions)

                          Historical Consolidation      Pro
                             CNW      Adjustments     Forma CNW
                          ---------   -----------     ----------

Operating Revenues           $407         ($12) (B)      $395
Operating Expenses            319           11  (C)
                                            (6) (B)       324
                          ---------    ----------     ----------
Operating Income               88          (17)            71
Other Income, Net              (5)          (6) (B)       (11)
Interest Expense              (33)         (28) (C)       (61)
                          ---------    ----------     ----------
Income before Income
 Taxes                         50          (51)            (1)
Income Taxes                  (17)          19  (G)         2
                          ---------    ----------    -----------
Income from Continuing
 Operations                  $ 33         ($32)          $  1
                          =========    ==========    ===========

(B) The pro forma combined statement of income as of December 31, 1995 has been adjusted to include CNW's historical results as if the CNW acquisition had occurred as of January 1, 1995 and includes a reduction of operating revenues to eliminate UP's recognition of CNW's equity earnings of $12 million, reductions of CNW's operating costs and UP's other income of $6 million each to reflect the elimination of intercompany leasing activity.

(C) As a result of the revaluation of CNW's assets to fair market value as part of the allocation of the purchase price of CNW, annual depreciation expense increased $33 million. In addition, annual interest expense increased by $85 million, reflecting UP's borrowings of $1,170 million at an average interest rate of 7.3 percent per annum (the actual average interest rate of the debt securities used to finance the CNW acquisition).

(D) In July 1995, UP's Board of Directors approved a formal plan to exit its natural resources business. The plan included an initial public offering (IPO) of 17.1 percent of Union Pacific Resources Group Inc. (Resources) common stock, which occurred on October 12, 1995 and the October 15, 1996 distribution of UP's remaining investment in Resources on a pro rata, tax-free basis to UP's stockholders (the Spin-Off). The pro forma financial statements include an adjustment to eliminate interest income recorded for Resources' $650 million,
8.5 percent note to UP that was repaid on October 16, 1996 (see Note M below).

As a result of the plan of disposal, Resources has been presented as a discontinued operation in UP's historical financial statements.

(E) Represents the repayment of outstanding commercial paper balances at the weighted average commercial paper interest rate for 1995 of 6 percent with the proceeds from Resources' $1,562 million dividend ($912 million received in October 1995 and $650 million repaid on October 16, 1996).

       P6

    NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
    ----------------------------------------------------------

(F) Represents administrative savings UP will recognize as a result of the Resources' IPO and Spin-Off. These savings include the pension expense reduction discussed in Note N below, lower stock-based compensation costs for executives and lower administrative costs.

(G) Tax-effected pro forma adjustments have been determined using a marginal tax rate of 38 percent.

(H) On September 11, 1996, UP completed the acquisition of Southern Pacific Rail Corporation (SP). The purchase price has been allocated to the assets and liabilities acquired on a preliminary basis based on their estimated fair market value. The initial purchase price allocation (see Note O below) resulted in an annual increase in depreciation expense of $101 million ($62 million after tax). The purchase price was allocated at the consummation of the acquisition and may be revised for a period of up to one year. As a result, the final purchase price allocation may be different from the amounts included in Note O below. Nevertheless, management believes the final impact on its operating results will not be materially different from the amounts included in the pro forma combined financial statements because the majority of the purchase price will be allocated to certain real estate, land used for transportation purposes and/or goodwill.

The increase in annual depreciation reflects a $2,666 million increase in the book value of track, grading and other roadway assets depreciated over an average life of 27 years and a $30 million increase in the book value of equipment depreciated over an average life of 15 years. The remaining purchase price is allocated to land used for transportation purposes and certain real estate.

(I) Gains on property sales recorded by SP have been eliminated as a result of the revaluation of real estate to fair market value as part of the SP purchase price allocation.

(J) The $976 million first-step cash tender offer (see Note O below), which occurred on September 15, 1995, was financed by UP's credit facilities of which $2.5 billion are currently available. The December 31, 1995 pro forma financial statements have been adjusted to reflect a full year of interest for the first-step cash tender offer based on the credit facilities' 1995 weighted average interest rate of 5.7 percent per annum. The cash portion of the second-step tender offer of $586 million was also financed by UP's existing credit facilities. However, it is management's intent to refinance such amounts on a long-term basis. As a result, the pro forma financial statements at December 31, 1995 and June 30, 1996 reflect interest costs for this latter amount based upon a current long-term market interest rate of 8.5 percent per annum.

A portion of the actual interest rate may be LIBOR-based and; therefore, would be variable rather than fixed. If all of the interest rates were variable, a
0.125 percent change in the market interest rate would cause total annual interest to change by approximately $2 million.

(K) In conjunction with the allocation of the SP purchase price, SP's debt and preference shares were revalued to fair market value. A debt premium of $190 million was created and an $11 million discount that existed in SP's historical debt valuation was eliminated as a result of this revaluation. The premium is being amortized over the average remaining life of the debt of 11 years. As a result, interest expense was reduced on a pro forma basis by $9 million for the six months ended June 30, 1996 and $17 million for the twelve months ended December 31, 1995.

(L) The number of shares of outstanding UP common stock used in the determination of pro forma earnings per share include the 206.4 million weighted average shares of UP common stock outstanding as of June 30, 1996 plus
38.1 million additional shares of UP common stock issued in conjunction with the SP acquisition and 205.8 million weighted average shares of UP common stock as of December 31, 1995 plus 38.1 million additional shares of UP common stock issued in conjunction with the SP acquisition.


       P7


           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
           ----------------------------------------------------------

(M) In conjunction with the IPO, Resources declared a $1,562 million dividend to UP consisting of $912 million in cash and a $650 million note bearing interest at 8.5 percent per annum that was repaid on October 16, 1996. The pro forma financial statements reflect the final distribution of Resources including the repayment of Resources' $650 million note. Such proceeds were used to repay outstanding commercial paper balances of UP which had a weighted average annual interest rate of 5.5 percent for the six months ended June 30, 1996.

(N) The pro forma financial statements reflect a contractual reallocation of pension assets between UP and Resources that differs from historical December 31, 1995 pension asset allocations between UP and Resources under the UP Pension Plan. As a result of the spin-off of Resources from the UP Pension Plan and the resulting reallocation of pension assets, UP will receive additional pension assets estimated at $89 million and will realize annual estimated pension expense savings of $7 million.

(O) On September 15, 1995, UP acquired SP shares in a first-step cash tender offer representing 25 percent of the outstanding SP shares at $25.00 per share. On September 11, 1996, UP acquired the remaining SP shares for cash and UP common stock so that 40 percent of the consideration for the SP shares was paid in cash, including the shares previously acquired in September 1995, and 60 percent in UP common stock.

The purchase price for SP was determined as follows and was based upon a market value of each share of UP common stock of $65.00, the value at August 3, 1995 (the date the acquisition was announced), and an aggregate amount of SP shares outstanding of 156.2 million:

   (In millions)
   Initial Investment on September 15, 1995 plus Equity
      Income (see Note Q)                                              $  985

   Cash Purchase (23.4 million SP shares at $25.00 per share) on
      September 11, 1996                                                  586

   Exchange of Common Shares (93.7 million SP shares converted into
   UP common stock at a conversion ratio of 0.4065 UP common shares for each SP share based upon UP's market price of $65.00 per share)  2,476

   Transactions Costs                                                      37
                                                                       ------

   Pro Forma Purchase Price                                            $4,084
                                                                       ======

The acquisition of SP has been accounted for as a purchase. The initial allocation of the Pro Forma Purchase Price is based upon a preliminary appraisal of assets and liabilities acquired, as follows:

                                                                June 30, 1996
                                                                -------------
Purchase price                                                         $4,084
Pre-tax merger costs                                                      646
Equity acquired                                                        (1,085)
                                                                      -------
Unallocated purchase price                                             $3,645
                                                                      =======

Purchase Price Allocation:
   Property and equipment                                              $5,707
   Debt revaluation (see Note K)                                         (201)
   Preference share revaluation (see Note K)                              (19)
   Deferred income taxes, including the
     effect of merger costs                                            (1,842)
                                                                      -------
   Total                                                               $3,645
                                                                      =======

       P8

    NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
    ----------------------------------------------------------

In connection with the SP acquisition and subsequent consolidation of UP's and SP's railroad operations, UP plans to relocate or eliminate duplicate positions, relocate certain functions, merge or dispose of redundant facilities and dispose of certain rail lines. Relocation and severance plans for unionized employees and for employees not covered by collective bargaining agreements are expected to be completed by mid-1997. Other merger-related costs include debt and lease prepayment penalties, duplicate facility abandonment expenses and contract cancellation fees. UP has recognized an estimated $646 million liability for costs attributable to a preliminary assessment of SP employees and facilities in purchase accounting. Expenses for severing or relocating UP employees and disposing of UP facilities will be charged to operating expense as definitive plans are determined and communicated.

Because UP was precluded by the Interstate Commerce Act from obtaining certain non-public information regarding SP, and was thus unable to perform a substantive analysis of SP's business activities prior to September 1996, the determination of merger costs attributable to SP employees and facilities and the determination of fair market values is preliminary and subject to further refinement. Final amounts could differ from the original estimate, although any such revisions are not expected to be material to the UP's results of operations.

(P) Reflects the distribution of UP's remaining ownership interest in Resources to UP stockholders by dividend on October 15, 1996.

(Q) Reflects the elimination of $9 million of equity income recognized on the original 25 percent investment in SP for the six months ended June 30, 1996. No equity income was recorded in 1995.